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                                                                    EXHIBIT 10.2

                 ASSIGNMENT AND ASSUMPTION OF TRANSFER AGREEMENT

      THIS AGREEMENT, made as of the 16 day of June, 2004, among INFOTURE LLC, a Colorado limited liability company ("Infoture"), TERRANCE D. PAUL, an individual resident of the State of Colorado ("Paul") and RENAISSANCE LEARNING, INC., a Wisconsin corporation (the "Company").

                                 R E C I T A L S

      The Company and Paul have entered into a Transfer Agreement dated as of June 16, 2004 (the "Transfer Agreement") relating to the assignment by the Company to Paul of its rights in a Book and Idea, as described in the Transfer Agreement. Unless the context requires otherwise, capitalized terms used in this Agreement which are not otherwise defined herein shall have the meanings assigned to such terms in the Transfer Agreement. Article 4 of the Transfer Agreement restricts Paul from Transferring the Idea unless he first offers certain first negotiation and first refusal rights to the Company. Section 5.1 of the Transfer Agreement restricts Paul from Transferring any Idea Application unless the transferee executes an agreement acceptable to the Company to be bound by the provisions of Article 4 of the Transfer Agreement. Paul desires to transfer the Book and the Idea to Infoture, which is jointly owned by Paul and his spouse. The Company has agreed to consent to such Transfer upon the terms and conditions set forth herein, including Infoture's agreement to assume and be bound by the first negotiation and first refusal provisions of the Transfer Agreement.

      NOW, THEREFORE, in consideration of the Company's reliance hereon in consenting to the assignment of the Idea to Infoture and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Assignment to Infoture. Paul hereby sells, assigns and transfers to Infoture all of his right, title and interest in and to the Book and the Idea, including, without limitation, all rights to obtain and maintain any copyright and patent rights in the Book and the Idea and all rights to license, sublicense or grant other rights and interests in or with respect to, and to otherwise commercialize, the Book and the Idea.

      2. Assumption by Infoture. Infoture hereby assumes and agrees to be bound by the provisions of Article 4 of the Transfer Agreement and agrees, from and after the date hereof, to perform all obligations of Paul provided for in said
Article 4 in accordance with the terms thereof.

      3. Paul Guaranty. Paul hereby guarantees the full and timely performance by Infoture of its obligations under Article 4 of the Transfer Agreement and agrees that, if Infoture should at any time default in the performance of any of such obligations, he will cause the same to be performed and will indemnify and hold the Company harmless from and against any and all loss or damage it may suffer or incur as a result thereof.

      4. No Further Assignment. Infoture agrees that it shall not at any time sell, assign or otherwise Transfer all or any portion of its interest in any Idea Application or Idea Right unless the transferee executes a written agreement, in form and substance reasonably acceptable to the Company, to be bound by the provisions of Article 4 of the Transfer Agreement, which agreement shall include a condition on further Transfer substantially similar to this
Section 4.

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      5. Company Consent. In consideration of the undertakings of Infoture and
Paul set forth herein, the Company hereby consents to Paul's assignment of the Idea to Infoture.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 INFOTURE, LLC

                                 By: /s/ Terrance D. Paul
                                     -----------------------------------------
                                                Terrance D. Paul, President

                                 RENAISSANCE LEARNING, INC.

                                 By: /s/ John Hickey
                                     -----------------------------------------
                                                John Hickey, President and CEO